United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Union Bankshares Corporation (the “Company”) entered into amended and restated employment agreements with the following executive officers: G. William Beale, President and Chief Executive Officer; John C. Neal, Executive Vice President and Chief Banking Officer; and D. Anthony Peay, Executive Vice President and Chief Financial Officer.

The Company also entered into amended and restated management continuity agreements on December 31, 2008 with Messrs. Beale, Neal and Peay, as well as with Robert L. Bailey, Regional President – Hampton Roads Region of Union Bank and Trust Company, a wholly owned subsidiary of the Company; Michael T. Leake, President and Chief Executive Officer of Rappahannock National Bank, a wholly owned subsidiary of the Company; N. Byrd Newton, President of Northern Neck State Bank, a wholly owned subsidiary of the Company; Janis Orfe, Executive Vice President, General Counsel and Corporate Secretary of the Company; and Rawley H. Watson, III, the Company’s Director of Internal Audit. The amended and restated employment agreements and management continuity agreements are referred to herein as the “Amended Agreements.”

The amendments were made to bring the agreements into compliance with Section 409A of the Internal Revenue Code of 1986, and the regulations and other guidance promulgated thereunder. The primary terms and compensation payments contemplated by the agreements remain unchanged.

The foregoing description of the Amended Agreements is qualified in its entirety by reference to the full text of such Amended Agreements, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: January 7, 2009	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and
Chief Financial Officer

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